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Exhibit 10.1

AMENDMENT NO. 2 TO THE 1998 STOCK PURCHASE AND OPTION PLAN
FOR EMPLOYEES OF ACCURIDE CORPORATION AND SUBSIDIARIES

        This AMENDMENT NO. 2 TO THE 1998 STOCK PURCHASE AND OPTION PLAN FOR EMPLOYEES OF ACCURIDE CORPORATION AND SUBSIDIARIES (the "Amendment"), dated as of May 28, 2002, amends the 1998 STOCK PURCHASE AND OPTION PLAN FOR EMPLOYEES OF ACCURIDE CORPORATION AND SUBSIDIARIES (the "Plan") originally dated as of January 21, 1998.

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        WHEREAS, capitalized terms used herein but not defined shall have the respective meanings given them in the Plan.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Section 6(a) of the Plan is hereby amended as follows:

          (a)  The number of Shares available for Grants under this Plan shall be 3,247 shares of the authorized Common Stock as of the effective date of the Plan. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for Grants.

        I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Accuride effective May 28, 2002.

        Executed on this    day of                        , 2002.

David K. Armstrong Secretary Accuride Corporation

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